Exhibit 99.4
NOTICE OF GUARANTEED DELIVERY
CHARTER COMMUNICATIONS HOLDINGS, LLC
and
CCH I, LLC
Offer to Exchange
$462,006,000 Principal Amount of 11.00% Senior Secured Notes due 2015 of
CCH I, LLC and CCH I Capital Corp. which have been registered under the
Securities Act of 1933 for any and all outstanding 11.00% Senior Secured Notes due 2015 issued by CCH I, LLC and CCH I Capital Corp. on September 14, 2006
and
CHARTER COMMUNICATIONS HOLDINGS, LLC
and
CCH II, LLC
Offer to Exchange
$250,000,000 in Principal Amount of 10.25% Senior Notes due 2013 of
CCH II, LLC and CCH II Capital Corp. which have been registered under the
Securities Act of 1933 for any and all outstanding 10.25% Senior Notes due 2013 issued by
CCH II, LLC and CCH II Capital Corp. on September 14, 2006
      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuers’ (as defined below) issued and outstanding notes are not immediately available, (ii) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to Bank of New York (the “Exchange Agent”) on or prior to the Expiration Date (as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering” in the Prospectus.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
[          ], 2006 UNLESS EXTENDED (THE “EXPIRATION DATE”). OUTSTANDING
NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY
TIME PRIOR TO THE EXPIRATION DATE. AFTER THE EXPIRATION DATE HAS
BEEN EXTENDED, OUTSTANDING NOTES TENDERED PURSUANT TO THE
EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE
MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY
SCHEDULED EXPIRATION DATE.
The Exchange Agent for the Exchange Offer is:
THE BANK OF NEW YORK
Corporate Trust Department
Reorganization Unit
Attn: Mrs. Evangeline R. Gonzales
101 Barclay Street — 7 East
New York, NY 10286
Fascimile: (212) 298-1915
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE
TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:
      The undersigned hereby tenders to either CCH I, LLC, a Delaware limited liability company, and CCH II, LLC, a Delaware limited liability company, as appropriate, (together, the “Issuers”), upon the terms and subject to the conditions set forth in the Prospectus dated [                    ], 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering.”
Please return a separate copy of this page for each series of notes being tendered.
Title and CUSIP number:

Aggregate Principal Amount Tendered:*

Name(s) of Registered Holder(s):

Certificate No.(s) (if available):

Addresses:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:

Area Code and Telephone Number(s):

*	Outstanding Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples thereof. All Outstanding Notes held shall be deemed tendered unless a lesser number is specified here.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), or an Agent’s Message in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above, and that failure to do so could result in a financial loss to the undersigned.
Name of Firm:

Address:

Area Code and Telephone Number:

(Authorized Signature)
Title:

Name:

(Please Type or Print)
Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
      1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.
      2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.
      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.
      3. Requests for Assistance or Additional Copies. Questions and requests for assistance for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.